UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 12, 2021

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of CytoSorbents Corporation (the “Company”) approved the following annual base salaries, cash bonuses and incentive equity awards for its executive officers:

Name	Position	Fiscal Year 2021 Base Salary (1)	Cash Bonus (2)	Stock Options (3)(4)	Restricted Stock Units (3)(5)
Phillip P. Chan, MD, PhD	Chief Executive Officer	$482,851	$260,557	96,000	72,000
Vincent J. Capponi	President and Chief Operating Officer	$424,000	$197,208	78,200	62,215
Kathleen P. Bloch	Chief Financial Officer	$370,428	$138,386	69,000	49,450
Efthymios N. Deliargyris, MD	Chief Medical Officer	$408,100	$101,640	63,250	40,000

(1) For each executive, the Fiscal Year 2021 Base Salary represents approximately a 6.0% increase in annual base salary; effective as of January 1, 2021.

(2) The 2020 cash bonuses were paid by the Company to the executive officers in 2021 in accordance with the Company’s payroll.

(3) Grant date was April 12, 2021.

(4) The shares underlying the stock option vest as to one-quarter of the award on each of the date of grant, the first anniversary of the date of grant, the second anniversary of the date of grant and the third anniversary of the date of grant, subject to the executive officer’s continued service with the Company as of the applicable vesting date.

(5) The restricted stock units vest as to one-third of the award on each of the date of the grant, the first anniversary of the date of the grant, and the second anniversary of the date of the grant, subject to the executive officer’s continued service with the Company as of the applicable vesting date.

The adjustments to base salary described above were made in connection with each such executive officer’s annual performance review. The cash bonuses, stock options and restricted stock units were awarded at the discretion of the Compensation Committee, in recognition of the Company’s 2020 performance and the performance of each executive officer. Each stock option and restricted stock unit has a 10-year term and each option has a strike price of $8.99, the closing price of the Company’s common stock as reported on the Nasdaq Capital Market on the date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2021	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer